Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 33-44671 of Sears DC Corp. (formerly Discover Credit Corp.) of our report dated March 11, 1996 appearing in this Annual Report on Form 10-K of Sears DC Corp. for the year ended December 30, 1995.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Chicago, Illinois
March 25, 1996